EXHIBIT 99.2



 CNF
 3240 HILLVIEW AVENUE, PALO ALTO, CA 94304-1297 (650) 494-2900

                                                                NEWS RELEASE


                                                                   Contacts:

                                                Investors - Patrick Fossenier
                                                               (650) 813-5353

                                                       Media - Jamie Fenimore
                                                               (650) 813-5358


              CNF COMPLETES SALE OF MENLO WORLDWIDE FORWARDING


PALO ALTO, Calif., Dec. 20, 2004 - CNF Inc. (NYSE: CNF) today announced that it has completed the sale of its Menlo Worldwide Forwarding unit to United

Parcel Service of America Inc. for $150 million in cash plus the assumption of approximately $110 million of debt.



     The sale closed and became effective December 19, 2004 and includes

Menlo Worldwide Forwarding's air and ocean forwarding operations in more than

175 countries, its North American services and facilities, its operations hub in Dayton, Ohio, Menlo Worldwide Expedite! and Menlo Worldwide Trade

Services.



     CNF continues to own and operate Menlo Worldwide Logistics, Menlo

Worldwide Technologies, Vector SCM and Con-Way Transportation Services.



     UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. With headquarters in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.



     CNF (NYSE:CNF) is a $3.7 billion management company of global supply chain services with businesses in regional trucking, global logistics management and trailer manufacturing. Information about CNF and its companies can be found on the Web at CNF.com.



Forward Looking Statements


Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements regarding contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the possible outcome of claims brought against CNF, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of CNF's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that CNF may,

from time to time, be required to pay indemnification claims in connection with the sale of Menlo Worldwide's forwarding operations, or to record impairment charges for goodwill and other long-lived assets, the possibility of defaults under CNF's $385 million credit agreement and other debt instruments (including defaults resulting from additional unusual charges),

and the possibility that CNF may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, the February 2000 crash of an EWA aircraft and related litigation, matters relating to CNF's

1996 spin-off of Consolidated Freightways Corporation (CFC), including the possibility that CFC's multi-employer pension plans may assert claims against

CNF, and matters relating to CNF's defined benefit pension plans. The factors included herein and in Item 7 of CNF's 2003 Annual Report on Form 10-K as

well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.



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